Exhibit 99.1

          PC Connection, Inc. Reports First Quarter Results

    MERRIMACK, N.H.--(BUSINESS WIRE)--April 22, 2004--PC Connection, Inc. (NASDAQ: PCCC)

    FIRST QUARTER HIGHLIGHTS:

    --  15.6% increase in consolidated year-over-year sales

    --  Growth in both commercial and public sector sales

    --  Highest organic sales growth rate since 2000

    PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended March 31, 2004. Net sales for the three months ended March 31, 2004 increased by $44.1 million, or 15.6%, to $327.6 million from $283.5 million for the three months ended March 31, 2003. Net income for the quarter ended March 31, 2004, on a generally accepted accounting principles (GAAP) basis, was $1.2 million, or $.05 per share, compared to $1.6 million, or $.06 per share for the three months ended March 31, 2003.
    The three-month period ended March 31, 2004 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the quarter ended March 31, 2004 would have been $1.8 million, or $.07 per share. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.
    Net sales for the small- and medium-sized business (SMB) segment increased by 16.1% from the first quarter of 2003 to $207 million and increased sequentially by 3.9% over the immediately preceding quarter. Sales productivity for the SMB segment improved by 2.7% over the first quarter of 2003 to $2.2 million per sales representative and also improved sequentially this quarter by 5.2% over the immediately preceding quarter. Sales to government and education customers (the Company's Public Sector segment) grew for the quarter by 2.3% over the first quarter of 2003 to $54 million, but were down sequentially by 39.7% from the immediately preceding quarter. Sales to large account customers increased by 27.0% over the first quarter of 2003 to $66 million, but were down sequentially in the quarter by 4.4% over the immediately preceding quarter.
    Patricia Gallup, Chairman and Chief Executive Officer, said, "I am pleased with the progress we made during the first quarter in improving our overall financial performance. Sales and pro forma earnings, or earnings before special charges, grew in the first quarter of 2004 by 15.6% and 16.6% respectively over the first quarter of 2003. Although gross margins were lower this quarter, we commenced several new gross margin initiatives that produced positive momentum as the first quarter came to a close. In the first quarter of 2004, our selling, general, and administrative (SG&A) expenses as a percentage of sales were reduced by 1.1% to 9.4%, compared to the first quarter of 2003. In addition, our GovConnection subsidiary submitted a proposal in the first quarter for a new General Services Administration (GSA) schedule, and the GSA review of our application is now in progress."
    Consolidated annualized productivity increased in the first quarter of 2004 by 4.6% compared to the first quarter of 2003. The total number of sales representatives as of March 31, 2004 increased by 10.5% to 558 from 505 as of March 31, 2003. In addition, the number of active customers, or customers who have purchased from the Company within the last twelve months, increased 3.9% over the first quarter of 2003.
    Notebooks and PDAs continued to be the Company's largest product category, accounting for 21.0% of net sales in the first quarter of 2004 compared to 19.1% for the corresponding period a year ago. Desktop computers and servers accounted for 14.1% of net sales in the first quarter of 2004 compared to 14.8% of net sales for the corresponding period a year ago. The average sales price for computer systems decreased 3.7% in the first quarter compared to the corresponding period a year ago, and decreased 3.8% compared to the fourth quarter of 2003.
    Gross profit margin, as a percentage of net sales, was 10.4% in the first quarter of 2004 compared to 11.5% in the first quarter of 2003, and compared to 10.1% in the fourth quarter of 2003. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Total selling, general, and administrative expenses, as a percentage of sales, decreased to 9.4% in the first quarter of 2004 compared to 10.5% in the corresponding period a year ago. The Company expects that its SG&A, as a percentage of net sales, may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives.
    Ms. Gallup concluded, "Our results for the first quarter of 2004 are encouraging. Overall organic sales growth was at the highest level since 2000. Our initiatives to increase productivity, increase gross margins, and lower SG&A expenses should continue to positively influence our overall financial performance. We believe PC Connection is in a strong position to gain market share and enhance long-term shareholder value."
    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs and publications, and online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the first quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 a.m. Eastern Time.
    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003. More specifically, the statements in this release concerning the Company's outlook for the remainder of 2004 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.


  CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
At or for the Three Months
Ended March 31,                    2004              2003

(Dollars and shares
in thousands, except
operating data,                           % of            % of
price/earnings ratio                       Net             Net     %
and per share data)                      Sales           Sales  Change

Operating Data:
   Net sales growth                15.6%            19.6%
   Diluted earnings
    per share change              (16.7)            166.7
   Gross profit margin             10.4              11.5
   Operating margin                 0.7               1.0
   Return on equity(1)              3.0               4.2

   Catalogs distributed       6,165,000         6,631,000       (7.0)%
   Orders entered(2)            330,000           324,000        1.9
   Average order size(2)         $1,142            $1,058        7.9

   Inventory turns(1)                16                19
   Days sales outstanding            44                51
   Active customers             478,000           460,000        3.9

 Product Mix:
   Notebooks & PDAs             $68,737   21.0% $ 54,258  19.1%  26.7%
   Desktops/Servers              46,265   14.1    41,920  14.8   10.4
   Storage Devices               26,503    8.1    27,935   9.9   (5.1)
   Software                      41,290   12.6    31,446  11.1   31.3
   Net/Com Products              24,278    7.4    22,821   8.0    6.4
   Printers & Printer Supplies   36,886   11.3    33,105  11.7   11.4
   Video, Imaging & Sound        39,104   11.9    30,772  10.8   27.1
   Memory & System Enhancements  16,867    5.2    16,410   5.8    2.8
   Accessories/Other             27,705    8.4    24,860   8.8   11.4
                               $327,635  100.0% $283,527 100.0%  15.6%


Net Sales of Enterprise Server
  and Networking Products
  (included in the above
  Product Mix):
                               $ 84,063   25.7%  $ 78,205 27.6%   7.5%

 Stock Performance Indicators:
   Actual shares outstanding     25,008            24,660
   Total book value per share  $   6.34          $   6.16
   Tangible book value
    per share                  $   4.42          $   4.64
   Closing price               $   7.93          $   5.25
   Market capitalization       $198,313          $129,465
   Trailing price/
     earnings ratio(3)               34                19

   (1)  Annualized
   (2)  Does not reflect cancellations or returns
   (3)  Earnings is based on the last four quarters


SELECTED SEGMENT INFORMATION
For the Three Months Ended March 31,         2004             2003
                                           Net  Gross       Net  Gross
 (Dollars in thousands)                  Sales Margin     Sales Margin
                                                  (%)              (%)
 PC Connection Sales Corporation (SMB) $207,424  10.9% $178,640  11.8%
 GovConnection (Public Sector)           53,852   8.7    52,632   9.5
 MoreDirect (Large Account)              66,359   9.9    52,255  12.3
         Total                         $327,635  10.4% $283,527  11.5%



CONSOLIDATED INCOME STATEMENTS
Three Months Ended March 31,              2004              2003
(Amounts in thousands, except              % of Net           % of Net
per share data)                      Amount   Sales    Amount    Sales

 Net sales                         $327,635  100.00% $283,527  100.00%
 Cost of sales                      293,710   89.65   251,052   88.55
        Gross Profit                 33,925   10.35    32,475   11.45
 Selling, general and
  administrative expenses            30,690    9.37    29,639   10.45
 Restructuring costs and other
  special charges                     1,030     .31         -       -
        Income From Operations        2,205     .67     2,836    1.00

 Interest expense                      (384)   (.11)     (303)   (.11)
 Other, net                              47     .01        44     .02
 Income tax provision                  (710)   (.22)   (1,002)   (.35)
        Net Income                 $  1,158     .35% $  1,575     .56%

 Weighted average common shares
  outstanding:
    Basic                            24,998            24,651
    Diluted                          25,356            24,920
 Earnings per common share:
    Basic                          $    .05          $    .06
    Diluted                        $    .05          $    .06


A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
This information is being provided so as to allow for a comparison of our operating results without workforce reduction and other special charges.
                                                   Three Months Ended
  (Amounts in thousands)                               March 31, 2004

  GAAP net income                                            $  1,158

  Restructuring costs and other special charges (after tax):
         Workforce reduction                                      340
         GSA review and other                                     299
                                                                  639

  Pro forma net income                                       $  1,797



CONSOLIDATED BALANCE SHEETS                   March 31,  December 31,
(Amounts in thousands)                             2004          2003
ASSETS
 Current Assets:
   Cash and cash equivalents                   $  4,398      $  2,977
   Restricted cash (1)                                -         5,000
   Accounts receivable, net                     127,039       144,337
   Inventories - merchandise                     69,468        80,140
   Deferred income taxes                          1,730         1,732
   Income taxes receivable                        1,421         2,190
   Prepaid expenses and other current assets      4,501         3,649
           Total current assets                 208,557       240,025
 Property and equipment, net                     19,260        20,396
 Goodwill, net                                   44,766        45,264
 Other intangibles, net                           3,305         3,393
 Other assets                                       199           208
           Total assets                        $276,087      $309,286

LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Current maturities of capital lease
    obligation to affiliate                    $    343      $    334

Note payable - bank                                   -         5,614
Accounts payable                                 92,553       112,538
     Accrued expenses and other
      liabilities                                15,187        13,063
     Acquisition earn-out obligation                800        11,593
           Total current liabilities            108,883       143,142
 Capital lease obligation to affiliate,
  less current maturities                         5,999         6,088
 Deferred income taxes                            2,718         2,867
           Total liabilities                    117,600       152,097
 Stockholders' Equity:
   Common stock                                     254           253
   Additional paid-in capital                    76,567        76,428
   Retained earnings                             83,952        82,794
   Treasury stock at cost                        (2,286)       (2,286)
           Total stockholders' equity           158,487       157,189
           Total liabilities and
            stockholders' equity               $276,087      $309,286

(1)  Cash escrow established for the MoreDirect, Inc. acquisition



CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Three months ended March 31, 2004 (Amounts in thousands)
                                         Common    Additional Retained
                                         Stock       Paid-In  Earnings
                                     Shares Amount   Capital
Balance - December 31, 2003          25,342  $ 253   $76,428  $82,794

Exercise of stock options, including
  income tax benefits                    28      1       139        -


Net income                                -      -         -    1,158


Balance - March 31, 2004             25,370  $ 254   $76,567  $83,952


                                           Treasury Shares
                                         Shares     Amount      Total
Balance - December 31, 2003                (362)   $(2,286)  $157,189

Exercise of stock options, including
  income tax benefits                         -          -        140


Net income                                    -          -      1,158


Balance - March 31, 2004                   (362)   $(2,286)  $158,487



CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, (Amounts in thousands)     2004     2003
 Cash Flows from Operating Activities:
   Net income                                       $  1,158 $  1,575
   Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                  1,753    2,230
        Deferred income taxes                           (147)  (1,061)
        Provision for doubtful accounts                  775      800

   Changes in assets and liabilities:
        Accounts receivable                           16,523   12,961
        Inventories                                   10,672   (4,301)
        Prepaid expenses and other current assets        (83)    (792)
        Other non-current assets                           9       44
        Accounts payable                             (19,985)  (2,919)
        Income tax benefits from exercise of stock
         options                                          84       49
        Accrued expenses and other liabilities         2,124    2,470
   Net cash provided by operating activities          12,883   11,056

 Cash Flows from Investing Activities:

   Purchases of property and equipment                  (529)    (764)
   Payment of acquisition earn-out obligation        (10,295) (10,800)
   Cash escrow distributed for acquisition             5,000    5,000
   Net cash used for investing activities             (5,824)  (6,564)

 Cash Flows from Financing Activities:

   Proceeds from short-term borrowings                88,311   43,595
   Repayment of short-term borrowings                (93,925) (43,595)
   Repayment of capital lease obligation to
    affiliate                                            (80)     (46)
   Exercise of stock options                              56       28
   Net cash used for financing activities             (5,638)     (18)

   Increase in cash and cash equivalents               1,421    4,474
   Cash and cash equivalents, beginning of period      2,977    1,797
   Cash and cash equivalents, end of period         $  4,398 $  6,271


    CONTACT: PC Connection, Inc.
             Mark A. Gavin, 603-683-2451